EXHIBIT 21

                       ANDREW CORPORATION AND SUBSIDIARIES
                        List of Significant Subsidiaries

Significant subsidiaries of the registrant, all of which are wholly-owned unless otherwise indicated, are as follows:

Name of                                               Jurisdiction
Sudsidiary                                            of Incorporation

Andrew Africa Pty. Ltd................................South Africa
       (owned 80%)
Andrew AG.............................................Switzerland
Andrew Canada Inc.....................................Canada
Andrew Espana, S.A....................................Spain
Andrew GmbH...........................................Germany
Andrew Industria e Comercio, Ltda.....................Brazil
       (owned 70%)
Andrew International Corporation......................State of Illinois
Andrew Kommunikationssysteme AG.......................Switzerland
Andrew Corporation (Mexico), S.A. de C.V..............Mexico
Andrew SciComm Inc....................................State of Texas
Andrew S.A.R.L........................................France
Andrew S.R.L..........................................Italy
Andrew Systems Inc....................................State of Delaware
Andrew Telecommunications (Suzhou) Co. LTD............China
Andrew Wireless Products B.V..........................Netherlands